Exhibit 99.1

Magnachip Reports Results for First Quarter 2022

•

Revenue of $104.1 million was down 5.7% sequentially and down 15.4% year-over-year (YoY). The decrease was mainly due to a 29.3% sequential decline in Display solutions revenue as a result of continued severe supply shortage of 28nm 12” OLED wafers, partially offset by record revenue in our Power solutions business, which was up 11.4% sequentially and 20.0% YoY on strong demand in premium products.

•

Gross profit margin was 37.5%, up 250 basis points from Q4 and up over 960 basis points from Q1 a year ago. The YoY increase was primarily attributable to an improved product mix, combined with an increase in average selling price under a favorable pricing environment. Sequentially, Q1 benefited by approximately 200 basis points from the timing mismatch of lower cost 12” wafers purchased in a prior period and sold in Q1.

•	GAAP diluted earnings per share (EPS) was $0.20.

•	Non-GAAP diluted EPS was $0.28.

SEOUL, South Korea, May 3, 2022 — Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the first quarter of 2022.

Commenting on the results for the first quarter of 2022, YJ Kim, Magnachip’s chief executive officer stated, “In Q1, we reported revenue of $104.1 million and non-GAAP EPS of 28 cents, which was an increase of 27% year-over-year bolstered by a strong gross profit margin. As expected, OLED revenue remained severely impacted by the shortage of 28nm 12-inch wafer supply; however, this impact was somewhat offset by strength in our Power solutions business, which achieved yet another record quarterly revenue.”

YJ Kim continued, “Looking forward, the ongoing lockdowns in China have added new challenges to an already stressed supply chain. Despite the current macro issues, which may limit our near-term growth, our recent design tractions with an existing OLED customer, broadening customer base, and new wafer capacity later this year give us confidence and optimism about our long-term growth.”

Q1 2022 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP
	Q1 2022	Q4 2021	Q/Q change			Q1 2021	Y/Y change
Revenues
Standard Products Business
Display Solutions	29,185	41,298	down	29.3%		58,895	down	50.4%
Power Solutions	64,825	58,212	up	11.4%		54,011	up	20.0%
Transitional Fab 3 foundry services(1)	10,083	10,825	down	6.9%		10,113	down	0.3%
Gross Profit Margin	37.5%	35.0%	up	2.5	%pts	27.9%	up	9.6	%pts
Operating Income (Loss)(2)	12,879	63,870	down	79.8%		(2,091)	up	n/a
Net Income (Loss)	9,528	53,611	down	82.2%		(7,473)	up	n/a
Basic Earnings (Loss) per Common Share	0.21	1.16	down	81.9%		(0.19)	up	n/a
Diluted Earnings (Loss) per Common Share	0.20	1.12	down	82.1%		(0.19)	up	n/a

	In thousands of U.S. dollars, except share data
	Non-GAAP(3)
	Q1 2022	Q4 2021	Q/Q change			Q1 2021	Y/Y change
Adjusted Operating Income	14,517	14,421	up	0.7%		9,971	up	45.6%
Adjusted EBITDA	18,755	18,144	up	3.4%		13,504	up	38.9%
Adjusted Net Income	12,936	14,606	down	11.4%		9,346	up	38.4%
Adjusted Earnings per Common Share—Diluted	0.28	0.31	down	9.7%		0.22	up	27.3%

(1)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, and for a period of up to three years, we will provide transitional foundry services to the buyer for foundry products manufactured in our fabrication facility located in Gumi (“Transitional Fab 3 Foundry Services”). Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products display solutions and power solutions businesses.

(2)

For the three months ended December 31, 2021, operating income of $63.9 million included net gain of $49.4 million that represented $70.2 million income from the recognition of a reverse termination fee, net of professional service fees and expenses of $20.8 million incurred in connection with the contemplated merger transaction.

(3)

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income (loss) or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Q2 2022 Financial Guidance

Our near-term outlook is still being challenged by persisting supply constraints, especially for 28nm 12” wafers. While actual results may vary, looking into the next quarter, Magnachip currently expects:

•	Revenue to be in the range of $100 million to $105 million, including about $9.5 million of Transitional Fab 3 Foundry Services.

•	Gross profit margin to be in the range of 33% to 35%.

Q1 2022 Earnings Conference Call

Magnachip will host a corresponding conference call at 2:00 p.m. PT / 5:00 p.m. ET on May 3, 2022 to discuss its financial results. The conference call will be webcast live and also is available by dialing toll-free at 1-844-536-5472 in US/Canada. International call-in participants can dial 1-614-999-9318. The conference ID number is 2619959. Participants are encouraged to initiate their calls at least 10 minutes in advance of the start time to ensure a timely connection. A live and archived webcast of the conference call and a copy of earnings release will be accessible from the ‘Investors’ section of the company’s website at www.magnachip.com. A replay of the conference call will be available until 8:00 p.m. ET on May 10, 2022. The replay dial-in numbers are 1-404-537-3406 or toll-free at 1-855-859-2056. The conference ID number is 2619959.

Safe Harbor for Forward-Looking Statements

Information in this release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations about estimated historical or future operating results and financial performance, outlook and business plans, including second quarter 2022 revenue and gross profit margin expectations, and the impact of the COVID-19 pandemic or the emergence of various variants of the virus, escalated trade tensions and supply constraints on Magnachip’s second quarter 2022 and future operating results. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the impact of changes in macroeconomic and/or general economic conditions, including those caused by or related to the COVID-19 pandemic or the emergence of various variants of the virus and governmental lock-downs or other measures implemented in response thereto, other outbreaks of disease, the Russia-Ukraine crisis, recessions, economic instability or civil unrest; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs, as well as impacting demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity or supply constraints; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors, including those related to the Russia-Ukraine crisis; change or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, including the COVID-19 pandemic or the emergence of various variants of the virus; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products, including uncertainties regarding the impacts of the COVID-19 pandemic or the emergence of various variants of the virus that may result in factory closures, reduced workforces, scarcity of raw materials and goods produced in infected areas, as well as reduced consumer and business spending affecting demand for Magnachip’s products due to government and private sector mandatory business closures, travel restrictions or the like to prevent the spread of disease; and other risks detailed from time to time in Magnachip’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Form 10-K filed on February 23, 2022 (including that the impact of the COVID-19 pandemic or the emergence of various variants of the virus, trade tensions and supply constraints may also exacerbate the risks discussed therein) and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, computing, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,150 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACTS:

Yujia Zhai

The Blueshirt Group

Tel. (860) 214-0809

Yujia@blueshirtgroup.com

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Revenues:
Net sales – standard products business	$94,010	$99,510	$112,906
Net sales – transitional Fab 3 foundry services	10,083	10,825	10,113
Total revenues	104,093	110,335	123,019
Cost of sales:
Cost of sales – standard products business	56,080	62,206	79,247
Cost of sales – transitional Fab 3 foundry services	9,017	9,525	9,390
Total cost of sales	65,097	71,731	88,637
Gross profit	38,996	38,604	34,382
Gross profit as a percentage of standard products business net sales	40.3%	37.5%	29.8%
Gross profit as a percentage of total revenues	37.5%	35.0%	27.9%
Operating expenses:
Selling, general and administrative expenses	14,163	13,255	12,634
Research and development expenses	11,954	12,197	13,423
Merger-related costs (income), net	—	(49,369)	9,831
Other charges, net	—	(1,349)	585
Total operating expenses (income)	26,117	(25,266)	36,473
Operating income (loss)	12,879	63,870	(2,091)
Interest expense	(111)	(132)	(1,041)
Foreign currency gain (loss), net	(690)	147	(4,671)
Other income, net	933	947	620
Income (loss) before income tax expense	13,011	64,832	(7,183)
Income tax expense	3,483	11,221	290
Net income (loss)	$9,528	$53,611	$(7,473)
Basic earnings (loss) per common share—	$0.21	$1.16	$(0.19)
Diluted earnings (loss) per common share—	$0.20	$1.12	$(0.19)
Weighted average number of shares—
Basic	45,603,208	46,369,520	40,292,838
Diluted	46,693,294	47,691,816	40,292,838

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$284,921	$279,547
Accounts receivable, net	51,208	50,954
Inventories, net	36,947	39,370
Other receivables	26,121	25,895
Prepaid expenses	9,124	7,675
Hedge collateral	4,060	3,060
Other current assets	9,262	2,619

Total current assets	421,643	409,120
Property, plant and equipment, net	102,675	107,882
Operating lease right-of-use assets	3,719	4,275
Intangible assets, net	2,203	2,377
Long-term prepaid expenses	6,771	8,243
Deferred income taxes	40,246	41,095
Other non-current assets	10,608	10,662

Total assets	$587,865	$583,654

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$37,566	$37,593
Other accounts payable	7,707	6,289
Accrued expenses	20,573	20,071
Accrued income taxes	9,361	11,823
Operating lease liabilities	2,223	2,323
Other current liabilities	6,989	7,382

Total current liabilities	84,419	85,481
Accrued severance benefits, net	32,572	33,064
Non-current operating lease liabilities	1,496	1,952
Other non-current liabilities	8,216	10,395

Total liabilities	126,703	130,892

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 56,225,441 shares issued and 44,894,385 outstanding at March 31, 2022 and 55,905,320 shares issued and 45,659,304 outstanding at December 31, 2021	562	559
Additional paid-in capital	261,830	241,197
Retained earnings	353,070	343,542
Treasury stock, 11,331,056 shares at March 31, 2022 and 10,246,016 shares at December 31, 2021, respectively	(148,523)	(130,306)
Accumulated other comprehensive loss	(5,777)	(2,230)

Total stockholders’ equity	461,162	452,762

Total liabilities and stockholders’ equity	$587,865	$583,654

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
Cash flows from operating activities
Net income (loss)	$9,528	$(7,473)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	3,891	3,448
Provision for severance benefits	1,670	1,771
Amortization of debt issuance costs and original issue discount	—	261
Loss on foreign currency, net	6,380	14,873
Provision for inventory reserves	145	1,504
Stock-based compensation	1,638	1,646
Other, net	161	154
Changes in operating assets and liabilities
Accounts receivable, net	(1,213)	9,794
Inventories	1,456	6,071
Other receivables	667	(1,438)
Other current assets	(6,829)	5,427
Accounts payable	538	(7,701)
Other accounts payable	(702)	1,570
Accrued expenses	187	2,393
Accrued income taxes	(2,346)	(10,700)
Other current liabilities	(711)	1,087
Other non-current liabilities	(73)	18
Payment of severance benefits	(1,389)	(1,493)
Other, net	(178)	12

Net cash provided by operating activities	12,820	21,224
Cash flows from investing activities
Proceeds from settlement of hedge collateral	1,829	—
Payment of hedge collateral	(2,891)	—
Purchase of property, plant and equipment	(944)	(1,082)
Payment for intellectual property registration	(59)	(171)
Other, net	(77)	(111)

Net cash used in investing activities	(2,142)	(1,364)
Cash flows from financing activities
Proceeds from exercise of stock options	1,781	2,538
Acquisition of treasury stock	(830)	(1,540)
Repayment of financing related to water treatment facility arrangement	(134)	(144)
Repayment of principal portion of finance lease liabilities	(16)	(16)

Net cash provided by financing activities	801	838
Effect of exchange rates on cash and cash equivalents	(6,105)	(10,444)

Net increase in cash and cash equivalents	5,374	10,254
Cash and cash equivalents at beginning of period	279,547	279,940

Cash and cash equivalents at end of period	$284,921	$290,194

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Operating income (loss)	$12,879	$63,870	$(2,091)
Adjustments:
Equity-based compensation expense	1,638	1,648	1,646
Inventory reserve related to Huawei impact of downstream trade restrictions	—	(379)	—
Merger-related costs (income), net	—	(49,369)	9,831
Other charges, net	—	(1,349)	585
Adjusted Operating Income	$14,517	$14,421	$9,971

We present Adjusted Operating Income as a supplemental measure of our performance. We define Adjusted Operating Income for the periods indicated as operating income (loss) adjusted to exclude (i) Equity-based compensation expense, (ii) Inventory reserve related to Huawei impact of downstream trade restrictions, (iii) Merger-related costs (income), net and (iv) Other charges, net.

For the three months ended December 31, 2021, we recorded in our consolidated statement of operations net gain of $49,369 thousand that represented income of $70,200 thousand from the recognition of a reverse termination fee, net of professional service fees and expenses of $20,831 thousand incurred in connection with the contemplated merger transaction of the Company that was terminated in December 2021. For the same period, we also recorded $1,419 thousand gain on sale of certain legacy equipment of the closed back-end line in our fabrication facility in Gumi (which was closed during the year ended December 31, 2018), partially offset by $70 thousand of non-recurring expenses incurred in connection with the regulatory requests.

For the three months ended March 31, 2021, we recorded $9,831 thousand non-recurring professional service fees and expenses incurred in connection with the contemplated merger transaction. For the same period, we also recorded $585 thousand non-recurring professional service fees and expenses incurred in connection with the regulatory requests.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Net income (loss)	$9,528	$53,611	$(7,473)
Adjustments:
Interest expense (income), net	(604)	(726)	420
Income tax expense	3,483	11,221	290
Depreciation and amortization	3,891	3,663	3,448
EBITDA	16,298	67,769	(3,315)
Equity-based compensation expense	1,638	1,648	1,646
Foreign currency loss (gain), net	690	(147)	4,671
Derivative valuation loss (gain), net	129	(29)	86
Inventory reserve related to Huawei impact of downstream trade restrictions	—	(379)	—
Merger-related costs (income), net	—	(49,369)	9,831
Other charges, net	—	(1,349)	585
Adjusted EBITDA	$18,755	$18,144	$13,504
Net income (loss)	$9,528	$53,611	$(7,473)
Adjustments:
Equity-based compensation expense	1,638	1,648	1,646
Foreign currency loss (gain), net	690	(147)	4,671
Derivative valuation loss (gain), net	129	(29)	86
Inventory reserve related to Huawei impact of downstream trade restrictions	—	(379)	—
Merger-related costs (income), net	—	(49,369)	9,831
Other charges, net	—	(1,349)	585
GAAP and cash tax expense difference	—	907	—
Income tax effect on non-GAAP adjustments	951	9,713	—
Adjusted Net Income	$12,936	$14,606	$9,346
Adjusted Net Income per common share—
- Basic	$0.28	$0.31	$0.23
- Diluted	$0.28	$0.31	$0.22
Weighted average number of shares – basic	45,603,208	46,369,520	40,292,838
Weighted average number of shares – diluted	46,693,294	47,691,816	47,470,416

We present Adjusted EBITDA and Adjusted Net Income as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Inventory reserve related to Huawei impact of downstream trade restrictions, (v) Merger-related costs (income), net and (vi) Other charges, net. EBITDA for the periods indicated is defined as net income (loss) before interest expense (income), net, income tax expense and depreciation and amortization.

We prepare Adjusted Net Income by adjusting net income (loss) to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income for the periods as net income (loss), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Inventory reserve related to Huawei impact of downstream trade restrictions, (v) Merger-related costs (income), net, (vi) Other charges, net, (vii) GAAP and cash tax expense difference and (viii) Income tax effect on non-GAAP adjustments.

For the three months ended December 31, 2021, we recorded in our consolidated statement of operations net gain of $49,369 thousand that represented income of $70,200 thousand from the recognition of a reverse termination fee, net of professional service fees and expenses of $20,831 thousand incurred in connection with the contemplated merger transaction of the Company that was terminated in December 2021. For the same period, we also recorded $1,419 thousand gain on sale of certain legacy equipment of the closed back-end line in our fabrication facility in Gumi (which was closed during the year ended December 31, 2018), partially offset by $70 thousand of non-recurring expenses incurred in connection with the regulatory requests.

For the three months ended March 31, 2021, we recorded $9,831 thousand non-recurring professional service fees and expenses incurred in connection with the contemplated merger transaction. For the same period, we also recorded $585 thousand non-recurring professional service fees and expenses incurred in connection with the regulatory requests.